10-Q Exhibit 32.1: Certifications Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of iShares Silver Trust (the “Trust”) on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lee T. Kranefuss, Chief Executive Officer of Barclays Global Investors International, Inc., the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: November 7, 2008

/s/ Lee T. Kranefuss
Lee T. Kranefuss *
Chief Executive Officer
(Principal executive officer)

*	The Registrant is a trust and Mr. Kranefuss is signing in his capacity as an officer of Barclays Global Investors International, Inc., the Sponsor of the Registrant.